Exhibit 99.1

API Technologies Reports Results for the Fiscal First Quarter

Ended February 29, 2012

ORLANDO, FL – April 9, 2012 – API Technologies Corp. (NASDAQ:ATNY) (“API”, “API Technologies”, or the “Company”), a provider of electronic systems, subsystems, RF, and secure solutions for the defense, aerospace, and commercial industries, today announced results for the fiscal first quarter ended February 29, 2012.

•	Revenue of $70.7 million for the quarter ended February 29, 2012, up from $24.6 million in the quarter ended February 28, 2011

•	Operating income of $4.3 million compared to an operating loss of $7.2 million in the comparable quarter of 2011

•	Adjusted EBITDA of $10.8 million (15.3% margin) for the quarter ended February 29, 2012, versus zero in the prior-year period and $11.4 million (15.2% margin) for the quarter ended November 30, 2011

•	Implemented $23.8 million of annualized net cost reductions during the last 12 months

•

Subsequent to quarter end, completed the acquisition of C-MAC Aerospace Limited, a provider of leading-edge RF/Microwave and microelectronic components and subsystems to the aerospace, defense, and industrial markets, for approximately $33.0 million

•	Subsequent to quarter end, completed the purchase of RTI Electronics assets, a leading manufacturer of passive electronic components, for $2.3 million.

“API Technologies continues to make solid progress improving its competitive position and long-term growth outlook,” said Bel Lazar, President and Chief Operating Officer of API Technologies. “We are very pleased with the Company’s performance, both from the top line and adjusted EBITDA performances. We are making significant progress with business integration and cost-cutting initiatives and we remain on track to achieve 20% adjusted EBITDA margins in the quarters to come. Moreover, we recently announced two exciting, strategic acquisitions – C-MAC and RTI – which will enhance our technology portfolio and market penetration.”

“We are very pleased with the acquisitions of both C-MAC and RTI and believe they will continue our strategy of building API Technologies into a dominant supplier of RF/Microwave and microelectronics solutions for high-reliability applications,” added Brian Kahn, Chairman and Chief Executive Officer. “With the closing of these acquisitions, we have added additional capabilities that our existing customer base previously sourced elsewhere, and we have added additional customers, which open new channels to our worldwide sales teams.”

“Subsequent to the end of our fiscal first quarter and taking into account the recent acquisitions, we amended our credit agreement to increase the size of API’s term loan by $16 million to a total of $184.7 million along with access to additional capital for opportunistic developments. Furthermore, the amended credit agreement allowed us to reset the financial covenants to appropriate levels given recent acquisitions and our expanded business forecasts without pinpointing a timeframe for CREW DTI contribution.”

Results for the Quarter Ended February 29, 2012

API Technologies reported revenue of $70.7 million for the quarter ended February 29, 2012 compared to $24.6 million for the same period in the prior year, primarily due to the acquisitions of Spectrum Control and SenDEC. Gross profit was $17.6 million compared to $4.6 million in the previous year’s quarter; gross margin was 24.9% for the period, versus 18.9% in the comparable quarter last year. Adjusted EBITDA was $10.8 million for the quarter compared to virtually zero for the three months ended February 28, 2011.

API Technologies posted net income of $0.8 million for the quarter ended February 29, 2012 compared to a net loss of $10.5 million for this period in 2011. At the end of the quarter, the Company had $14.7 million of cash and cash equivalents and $166.9 million of debt obligations, net of a $3.6 million discount on term loan.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal first quarter results tomorrow, April 10, at 10:00 a.m. Eastern Time. Brian Kahn, Chairman and Chief Executive Officer, and Bel Lazar, President and Chief Operating Officer, will host the call.

The call will be available by dialing 877-317-6789 or 412-317-6789 and accessible by webcast at www.apitech.com. Recorded replays of the webcast will be available for 30 days on the Company’s website and by telephone for 30 days at 877-344-7529, replay passcode #10011973, beginning 2:00 p.m. Eastern Time on April 10, 2012.

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies’ customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitechnologies.com.

Non-GAAP Financial Information

In this press release, API has provided a non-GAAP financial measure for Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization), excluding discontinued operations, restructuring charges, acquisition charges, stock-based compensation expenses, amortization of note discounts and deferred financing costs, foreign exchange losses, and certain other adjustments. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Transition Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Bel Lazar

President and Chief Operating Officer

+1-877-274-0274

investors@apitech.com

Chris Witty

Darrow Associates

+1-646-438-9385

cwitty@darrowir.com

API Technologies Corp.

Financial Results

For the Quarter Ended February 29, 2012

Consolidated Statement of Operations (unaudited)

in thousands USD

	Three Months Ended
	February 29, 2012 (Unaudited)	February 28, 2011 (Unaudited)
Revenue, net	$70,717	$24,554
Cost of revenues
Cost of revenues	52,771	19,821
Restructuring charges	305	93

Total cost of revenues	53,076	19,914

Gross profit	17,641	4,640
Operating expenses
General and administrative	6,500	3,225
Selling expenses	3,766	1,842
Research and development	2,488	481
Business acquisition and related charges	290	6,079
Restructuring charges	339	262

	13,383	11,889

Operating income (loss)	4,258	(7,249)
Other expenses (income), net
Interest expense, net	3,370	643
Amortization of note discounts and deferred financing costs	595	2,776
Other expense (income), net	26	(139)

	3,991	3,280

Income (loss) from continuing operations before income taxes	267	(10,529)
Expense (benefit) for income taxes	(506)	—

Income (loss) from continuing operations	773	(10,529)
Loss from discontinued operations, net of tax	—	(18)

Net Income (loss)	$773	$(10,547)

Income (loss) per share from continuing operations—Basic and diluted	$0.01	$(0.57)
Loss per share from discontinued operations—Basic and diluted	$0.00	$0.00

Net income (loss) per share—Basic and diluted	$0.01	$(0.57)

Weighted average shares outstanding
Basic	55,192,697	18,480,738
Diluted	55,395,557	18,480,738

Consolidated Balance Sheets (unaudited)

in thousands USD

	Feb. 29, 2012	Nov. 30, 2011
Assets
Current
Cash and cash equivalents	$14,678	$15,690
Restricted cash	700	700
Accounts receivable	48,054	52,983
Inventories, net	73,488	72,017
Deferred income taxes	4,663	4,797
Prepaid expenses and other current assets	1,825	1,705

	143,408	147,892
Fixed assets, net	42,373	44,149
Fixed assets held for sale	2,681	3,216
Goodwill	253,303	253,170
Intangible assets, net	48,221	50,001
Other non-current assets	7,755	8,019

Total assets	$497,741	$506,447

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$37,378	$46,002
Deferred revenue	737	1,892
Current portion of long-term debt	1,918	1,917

	40,033	49,811
Deferred income taxes	9,539	9,905
Long-term debt, net of current portion and discount	165,012	165,267

	214,584	224,983

Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	323,533	322,675
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(43,037)	(43,810)
Accumulated other comprehensive income	233	171

	283,157	281,464

Total Liabilities and Shareholders’ Equity	$497,741	$506,447

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three months GAAP net income to non-GAAP Adjusted EBITDA from continuing operations.

	Three Months Ended
	February 29 2012	February 28 2011
Net Income (loss)	$773	$(10,547)
Adjustments
Interest expense, net	3,370	643
Amortization of note discounts and deferred financing costs	595	2,776
Depreciation and amortization	4,196	723
Income taxes	(506)	194
Stock based compensation	858	(105)
Restructuring	644	355
Acquisition related charges	290	6,079
Other adjustments (A)	673	(102)
Foreign exchange	(65)	—
Discontinued operations	—	18

Adjusted EBITDA	$10,828	$34

(A)	Charges in 2012 primarily relate to non-cash inventory provisions and a loss on the sale of real estate held for sale, and, in 2011, relate to a loss on the sale of machinery and equipment